Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, SVP, Treasurer & CFO	Investor Relations:
BlueLinx Holdings Inc.	Caroline Lowden, Director Finance
(770) 953-7000	(770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
- Revenue of $455 million Increases by $11.0 million from Prior Year-
-Volume Increases in Both Structural and Specialty Products for the First Time in Five Quarters-
- Excess Availability of $78 million -

ATLANTA - May 7, 2015 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the first quarter ended April 4, 2015.

First Quarter Financial Highlights

•	Revenue for first quarter of $455 million, up $11.0 million, or 2.5%, compared to first quarter 2014

•	Operating expense reductions of $2 million while volumes increased

•	Successful extension of our $467.5 million Asset-Based Loan facility this quarter

•	Excess availability of $78 million as of April 4, 2015, an increase of $19 million over year-end 2014

“We were pleased to see revenue growth this quarter, particularly as regions of our business were impacted by inclement weather. The improved volume in both structural and specialty product segments were particularly encouraging in light of a falling commodity market. Additionally, we continue to make progress in our operational efficiency as we reduced operating costs by $2 million, while our volumes increased in the first quarter," said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We have extended our $467.5 million Asset-Based Loan facility this quarter and are now assessing alternatives that will allow us to unlock the additional value of our mortgage properties. In addition, we continue our focus on working capital and are encouraged that cash usage improved by $8.6 million from first quarter 2014.”

First Quarter Results Compared to Prior Period
Revenues for the fiscal first quarter ended April 4, 2015, were $454.9 million, an increase of $11.0 million, or 2.5%, compared to first quarter 2014. Overall, revenue growth was led by structural unit volume increases of 3.2%, primarily in the lumber and OSB product categories. Specialty unit volumes increased by 2.6% primarily in siding and metals products.

Gross profit in the first quarter 2015 was $50.2 million, down $2.5 million, or 4.7%, compared to the first quarter 2014. Gross margin decreased 84 basis points in first quarter to 11.0%. We maintained specialty product margins year over year during a challenging quarter for end markets, while overall gross margins were primarily impacted by the decline in structural commodity prices, especially in lumber and OSB.

Adjusted EBITDA for the fiscal first quarter 2015 of $0.4 million versus Adjusted EBITDA of $1.0 million for the same period a year ago.

The Company recorded a net loss of $8.9 million, or $(0.10) per diluted share, in the fiscal first quarter 2015 versus a loss in fiscal first quarter 2014 of $8.6 million, or $(0.10) per diluted share.

Liquidity
As of April 4, 2015, the Company had $78 million of excess availability under its asset-based revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 21238435. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of 48 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 4, 2015	Three Months Ended April 5, 2014
Net sales	$454,949	$443,944
Cost of sales	404,753	391,268
Gross profit	50,196	52,676
Operating expenses:
Selling, general, and administrative	50,036	51,987
Depreciation and amortization	2,278	2,352
Total operating expenses	52,314	54,339
Operating income (loss)	(2,118)	(1,663)
Non-operating (income) expenses:
Interest expense	6,553	6,454
Other (income) expense, net	358	160
Income (loss) before provision for (benefit from) income taxes	(9,029)	(8,277)
Provision for (benefit from) income taxes	(84)	331
Net income (loss)	$(8,945)	$(8,608)
Basic and diluted weighted average number of common shares outstanding	87,165	85,187
Basic and diluted net income (loss) per share applicable to common stock	$(0.10)	$(0.10)

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 4, 2015	January 3, 2015
Assets:
Current assets:
Cash	$6,033	$4,522
Receivables, net	177,635	144,537
Inventories, net	275,095	242,546
Other current assets	20,773	23,289
Total current assets	479,536	414,894
Property, plant, and equipment:
Land and land improvements	40,997	41,095
Buildings	89,978	90,161
Machinery and equipment	79,390	77,279
Construction in progress	278	1,188
Property, plant, and equipment, at cost	210,643	209,723
Accumulated depreciation	(104,964)	(104,456)
Property, plant, and equipment, net	105,679	105,267
Non-current deferred income tax assets, net	501	501
Other non-current assets	13,073	18,320
Total assets	$598,789	$538,982
Liabilities:
Current liabilities:
Accounts payable	$100,946	$67,291
Bank overdrafts	25,815	27,280
Accrued compensation	5,697	5,643
Current maturities of long-term debt	4,505	2,679
Deferred income taxes, net	518	518
Other current liabilities	13,032	13,831
Total current liabilities	150,513	117,242
Non-current liabilities:
Long-term debt	438,826	403,274
Pension benefit obligation	40,523	41,734
Other non-current liabilities	13,333	12,758
Total liabilities	643,195	575,008
Stockholders’ equity (deficit):
Common Stock, $0.01 par value, 200,000,000 shares authorized at April 4, 2015 and January 3, 2015; 89,416,236 and 88,748,638 shares issued at April 4, 2015 and January 3, 2015, respectively.	895	888
Additional paid-in capital	253,679	253,051
Accumulated other comprehensive income (loss)	(34,496)	(34,425)
Accumulated stockholders' equity (deficit)	(264,484)	(255,540)
Total stockholders’ equity (deficit)	(44,406)	(36,026)
Total liabilities and stockholders’ equity (deficit)	$598,789	$538,982

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 4, 2015	Three Months Ended April 5, 2014
Cash flows from operating activities:
Net income (loss)	$(8,945)	$(8,608)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	2,278	2,352
Amortization of debt discount and issuance costs	779	744
Gain from sale of properties	—	(210)
Severance charges	21	—
Intraperiod income tax allocation related to the hourly pension plan	—	(76)
Pension expense	238	225
Share-based compensation expense	617	690
Other	(628)	(170)
Change in net cash from other operating activities	(5,640)	(5,053)
Changes in operating assets and liabilities:
Receivables, net	(33,098)	(40,469)
Inventories, net	(32,549)	(37,426)
Accounts payable	33,655	37,743
Restructuring liability	(351)	(603)
Restricted cash related to insurance and other	(1,050)	(1,285)
Prepaid assets	915	—
Accrued compensation and other assets and liabilities	573	978
Net cash provided by (used in) operating activities	(37,545)	(46,115)
Cash flows from investing activities:
Property, plant, and equipment investments	(665)	(775)
Proceeds from sale of assets	328	283
Net cash provided by (used in) investing activities	(337)	(492)
Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(261)	(456)
Repayments on revolving credit facilities	(76,723)	(99,146)
Borrowings from revolving credit facilities	121,806	149,116
Principal payments on mortgage	(7,930)	(809)
Payments on capital lease obligations	(1,056)	(570)
Increase (decrease) in bank overdrafts	(1,465)	2,139
Decrease (increase) in restricted cash related to the mortgage	5,056	(1,024)
Debt financing costs	(34)	—
Proceeds from (payments on) stock offering, less expenses paid	—	(98)
Net cash provided by (used in) financing activities	39,393	49,152
Increase (decrease) in cash	1,511	2,545
Cash balance, beginning of period	4,522	5,034
Cash balance, end of period	$6,033	$7,579
Supplemental Cash Flow Information
Noncash investing and financing transactions:
Equipment under capital leases	$1,698	$1,061
Debt financing costs	$1,152	$75

BLUELINX HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended April 4, 2015	Three Months Ended April 5, 2014
Net income (loss)	$(8,945)	$(8,608)
Adjustments:
Depreciation and amortization	2,278	2,352
Interest expense	6,553	6,454
Provision for (benefit from) income taxes	(84)	331
Gain from the sale of properties	—	(210)
Share-based compensation expense, excluding restructuring	617	690
Restructuring, severance, debt fees, and other	(31)	—
Adjusted EBITDA	$388	$1,009